     Exhibit 99.1

     AEROPOSTALE REPORTS FIRST QUARTER EARNINGS PER SHARE INCREASE OF 175.0%



---First Quarter Earnings Per Share Increases to $0.11 Versus $0.04 in Prior Year---

---Increases Second Quarter Earnings Guidance to $0.11 Per Diluted Share versus
                Previous Guidance of $0.07 Per Diluted Share---

NEW YORK, NEW YORK, MAY 20, 2004 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported results for the first quarter ended May 1, 2004.

Net sales for the first quarter increased 49.4% to $167.7 million versus $112.2 million in the comparable period last year. First quarter comparable store sales increased 18.9%, compared to an increase of 1.8% in the year ago quarter.

Net income for the first quarter increased 196.4% to $6.3 million or $0.11 per diluted share, ahead of the company's most recent guidance. This compares to $2.1 million or $0.04 per diluted share in the comparable quarter in the prior year.

Julian R. Geiger, Chairman and Chief Executive Officer, said, "These results, which once again exceeded expectations, represent an outstanding start to fiscal 2004. Our positive momentum continues and we are excited about our prospects for the remainder of the year."

The Company today also raised its earnings guidance for the second quarter. The Company now expects to achieve high single digit comparable store sales and earnings per diluted share of $0.11 for the second quarter, versus its previous guidance of $0.07 per diluted share. The company had earnings per share of $0.05 per diluted share in the second quarter of last year.

Mr. Geiger concluded, "Our success to date is directly attributable to our powerful brand, our compelling business model, our distinctive operating formula and our superior ability to execute. We are confident that Aeropostale will continue to achieve consistent, sustainable and profitable growth into the future and we remain committed to building on our unique position in the marketplace."

The Company will be holding a conference call today at 4:15 P.M. to review its first quarter fiscal 2004 results. The broadcast will be available through the 'Investor Relations' link at www.aeropostale.com and at www.companyboardroom.com. To listen to the broadcast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

ABOUT AEROPOSTALE, INC.

Aeropostale, Inc. (www.aeropostale.com) is a mall-based specialty retailer of casual apparel and accessories that targets both young women and young men aged 11 to 20. The company provides customers with a selection of high-quality, active-oriented, fashion basic merchandise in a high-energy store environment. The company maintains complete control over the proprietary brand by designing and sourcing all of its own merchandise. Aeropostale products can be purchased only in its stores, which sell Aeropostale merchandise exclusively.

The first Aeropostale store was opened in 1987. The company currently operates 495 stores in 42 states.

SPECIAL NOTE: SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the company's ability to implement its growth strategy successfully, changes in consumer fashion preferences, economic and other conditions in the markets in which we operate, competition, seasonality and the other risks discussed in the company's Form 10-K for the year ended January 31, 2004 filed with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

(AEROPOSTALE LOGO)

EXHIBIT A

                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                  MAY 1,    JANUARY 31,   MAY 3,
                                                   2004        2004        2003
                                                 --------   -----------  --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ...................  $104,069    $138,356    $ 81,087
  Merchandise inventory .......................    70,958      61,807      48,442
  Other current assets ........................    17,865      12,284      11,623
                                                 --------    --------    --------
     Total current assets .....................   192,892     212,447     141,152
FIXTURES, EQUIPMENT AND IMPROVEMENTS -- Net       101,410      92,578      75,617
OTHER ASSETS ..................................     2,029       2,023       8,779
                                                 --------    --------    --------
          TOTAL ASSETS ........................  $296,331    $307,048    $225,548
                                                 ========    ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable ............................  $ 34,372    $ 30,477    $ 19,834
  Accrued expenses ............................    30,011      41,091      33,609
                                                 --------    --------    --------
     Total current liabilities ................    64,383      71,568      53,443
OTHER LIABILITIES .............................    55,721      49,787      39,829
COMMITMENT AND CONTINGENCIES
STOCKHOLDERS' EQUITY ..........................   176,227     185,693     132,276
                                                 --------    --------    --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $296,331    $307,048    $225,548
                                                 ========    ========    ========

(AEROPOSTALE LOGO)

EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                             SELECTED FINANCIAL DATA
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)


                                                                    13 WEEKS ENDED               13 WEEKS ENDED
                                                                    --------------               --------------
                                                                      MAY 1, 2004                  MAY 3, 2003
                                                                      -----------                  -----------

                                                                             % OF SALES                    % OF SALES
NET SALES .................................................  $   167,654        100.0%      $   112,211       100.0%
COST OF SALES including certain buying, occupancy
  and warehousing expenses ................................      118,547         70.7            81,961        73.0
                                                             -----------       ------       -----------      ------
GROSS PROFIT ..............................................       49,107         29.3            30,250        27.0
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ..............       39,105         23.3            26,967        24.0
                                                             -----------       ------       -----------      ------
INCOME FROM OPERATIONS ....................................       10,002          6.0             3,283         2.9
INTEREST INCOME -- Net ....................................         (259)        (0.2)             (181)       (0.2)
                                                             -----------       ------       -----------      ------
INCOME BEFORE INCOME TAXES ................................       10,261          6.1             3,464         3.1
PROVISION FOR INCOME TAXES ................................        4,000          2.4             1,352         1.2
                                                             -----------       ------       -----------      ------
NET INCOME ................................................  $     6,261          3.7%      $     2,112         1.9%
                                                             ===========                    ===========

  Basic net income per share ..............................  $      0.11                    $      0.04
                                                             ===========                    ===========

  Diluted net income per share ............................  $      0.11                    $      0.04
                                                             ===========                    ===========

Basic weighted average number of shares outstanding* ......       55,820                         53,133
Diluted weighted average number of shares outstanding* ....       57,700                         57,705

STORE DATA:

Comparable store sales ....................................         18.9%                          1.8%

Stores open at end of period ..............................          489                           387

Total gross square footage at end of period ...............    1,719,607                     1,366,738

      *as adjusted for 3-for-2 stock split effected April 26, 2004